                             AMENDED AND RESTATED
                        INVESTMENT ADVISORY AGREEMENT

AGREEMENT  made as of the 1st day of January 2005, by and between  OPPENHEIMER
INTERNATIONAL  LARGE-CAP CORE TRUST (the "Trust"), and OPPENHEIMERFUNDS,  INC.
("OFI").

WHEREAS,  the Trust is an open-end  series  investment  company  registered as such with the Securities and Exchange  Commission (the "Commission")  pursuant to the Investment Company Act of 1940 (the "Investment  Company Act"), and OFI
is a registered investment adviser;

WHEREAS,  the Trust is registered under the Investment Company Act of 1940, as amended (the "Investment  Company Act") as an open-end  management  investment company and may issue shares of common stock in separately  designated  series representing  separate  funds with their own investment  objectives,  policies and purposes; and

WHEREAS,  the Trust desires that OFI shall act as its investment  adviser with respect to the  Oppenheimer  International  Large-Cap  Core Fund (the  "Fund")
series pursuant to this Agreement;

NOW,  THEREFORE,  in  consideration  of  the  mutual  promises  and  covenants hereinafter set forth, it is agreed by and between the parties, as follows:

1.    General Provision.

      The Trust  hereby  employs OFI and OFI hereby  undertakes  to act as the investment  adviser of the Fund and to perform for the Fund such other  duties and functions as are  hereinafter set forth.  OFI shall, in all matters,  give to the Fund and its  Board  of  Trustees  the  benefit  of its best  judgment, effort,  advice and  recommendations  and shall,  at all times conform to, and use its best  efforts to enable the Fund to conform to (i) the  provisions  of the Investment Company Act and any rules or regulations  thereunder;  (ii) any other  applicable  provisions of state or federal law; (iii) the provisions of the  Declaration  of Trust and  By-Laws of the Trust as  amended  from time to time; (iv) policies and  determinations of the Board of Trustees of the Trust;
(v) the  fundamental  policies  and  investment  restrictions  of the  Fund as reflected in the Trust's  registration  statement under the Investment Company
Act or as such  policies  may,  from time to time,  be  amended  by the Fund's shareholders;  and (vi) the Prospectus and Statement of Additional Information
of the  Fund in  effect  from  time to  time.  The  appropriate  officers  and employees of OFI shall be available upon  reasonable  notice for  consultation with any of the  Trustees  and  officers  of the  Trust  with  respect  to any matters  dealing  with the  business  and affairs of the Trust  including  the valuation  of the  portfolio  securities  of the Fund  which  are  either  not registered for public sale or not being traded on any securities market.

2.    Investment Management.

      (a) OFI  shall,  subject to the  direction  and  control by the  Trust's
Board   of   Trustees,   (i)   regularly   provide   investment   advice   and
recommendations  to the  Fund  with  respect  to its  investments,  investment policies and the purchase and sale of securities;  (ii) supervise continuously the  investment  program of the Fund and the  composition of its portfolio and determine  what  securities  shall be purchased or sold by the Fund; and (iii)
arrange,  subject to the provisions of paragraph "7" hereof,  for the purchase of securities  and other  investments  for the Fund and the sale of securities and other investments held in the portfolio of the Fund.

      (b)  Provided   that  the  Trust  shall  not  be  required  to  pay  any
compensation  other  than as  provided  by the  terms  of this  Agreement  and subject to the provisions of paragraph "7" hereof,  OFI may obtain  investment
information,   research  or  assistance   from  any  other  person,   firm  or
corporation  to  supplement,   update  or  otherwise  improve  its  investment
management  services,  including  entering into  sub-advisory  agreements with other  affiliated or  unaffiliated  registered  investment  advisors to obtain specialized services.

      (c)  Provided  that  nothing  herein shall be deemed to protect OFI from willful  misfeasance,  bad faith or gross negligence in the performance of its duties,  or  reckless  disregard  of its  obligations  and  duties  under this
Agreement,  OFI shall not be liable for any loss  sustained  by reason of good faith  errors or  omissions  in  connection  with any  matters  to which  this
Agreement relates.

      (d) Nothing in this Agreement  shall prevent OFI or any officer  thereof from acting as investment  adviser for any other person,  firm or  corporation or in any  way  limit  or  restrict  OFI or  any of its  directors,  officers, stockholders  or employees from buying,  selling or trading any securities for its own  account  or for the  account  of  others  for  whom it or they may be acting,  provided that such activities will not adversely  affect or otherwise impair  the  performance  by OFI of its  duties  and  obligations  under  this
Agreement and under the Investment Advisers Act of 1940.

3.    Other Duties of OFI.

      OFI shall,  at its own expense,  provide and supervise the activities of all  administrative  and  clerical  personnel  as shall be required to provide effective  corporate  administration  for the Fund,  including the compilation and  maintenance  of  such  records  with  respect  to its  operations  as may reasonably  be  required;  the  preparation  and filing of such  reports  with respect  thereto  as shall  be  required  by the  Commission;  composition  of periodic  reports with respect to its operations for the  shareholders  of the
Fund;  composition of proxy materials for meetings of the Fund's  shareholders and the  composition  of such  registration  statements  as may be required by federal  securities laws for continuous public sale of shares of the Fund. OFI shall,  at its own cost and  expense,  also  provide  the Fund  with  adequate office  space,  facilities  and  equipment.  OFI  shall,  at its own  expense, provide such officers for the Trust as the Trust's Board may request.

4.    Allocation of Expenses.

      All other costs and  expenses of the Fund not  expressly  assumed by OFI under this  Agreement,  or to be paid by the  Distributor of the shares of the
Fund, shall be paid by the Trust,  including,  but not limited to (i) interest and taxes; (ii) brokerage  commissions;  (iii) premiums for fidelity and other insurance coverage requisite to its operations;  (iv) the fees and expenses of its Trustees; (v) legal and audit expenses;  (vi) custodian and transfer agent fees and expenses;  (vii)  expenses  incident to the redemption of its shares;
(viii)  expenses  incident  to the  issuance  of its  shares  against  payment therefor by or on behalf of the subscribers  thereto;  (ix) fees and expenses, other  than  as  hereinabove  provided,  incident  to the  registration  under federal  securities  laws of shares of the Fund for public sale;  (x) expenses of printing and mailing  reports,  notices and proxy materials to shareholders of the Fund;  (xi) except as noted above,  all other  expenses  incidental  to holding  meetings  of the Fund's  shareholders;  and (xii) such  extraordinary non-recurring  expenses as may arise,  including litigation affecting the Fund and any  legal  obligation  which  the Trust may have on behalf of the Fund to indemnify  its  officers and Trustees  with respect  thereto.  Any officers or employees  of OFI or any entity  controlling,  controlled  by or under  common control  with OFI,  who may also serve as  officers,  Trustees or employees of the  Trust  shall  not  receive  any  compensation  from the  Trust  for their services.

5.    Compensation of OFI.

      The  Company  agrees  to pay  OFI  and  OFI  agrees  to  accept  as full compensation  for the  performance  of all functions and duties on its part to be performed  pursuant to the provisions  hereof,  a fee computed on the total net asset  value of each  Fund of the  Trust as of the close of each  business day and  payable  monthly  at the  annual  rate  for each  Fund  set  forth on
Schedule A hereto.

6.    Use of Name "Oppenheimer."

      OFI hereby grants to the Trust a royalty-free,  non-exclusive license to use the  name  "Oppenheimer"  in the  name of the  Trust  and the Fund for the duration of this  Agreement  and any  extensions or renewals  thereof.  To the extent  necessary  to protect  OFI's  rights to the name  "Oppenheimer"  under applicable  law,  such  license  shall  allow OFI to  inspect,  and subject to control  by the  Trust's  Board,  control  the name and  quality  of  services
offered  by  the  Fund  under  either  such  name.   Such  license  may,  upon
termination of this Agreement,  be terminated by OFI, in which event the Trust shall  promptly take  whatever  action may be necessary to change its name and
the  name  of  the  Fund  and   discontinue   any  further  use  of  the  name
"Oppenheimer"  in the name of the  Trust or the  Fund or  otherwise.  The name
"Oppenheimer"  may be used by OFI in connection  with any of its activities or licensed by OFI to any other party.

7.    Portfolio Transactions and Brokerage.

      (a) OFI (and any  Sub-Advisor)  is  authorized,  in arranging the Fund's portfolio  transactions,  to employ or deal with such members of securities or commodities  exchanges,  brokers or  dealers,  including  "affiliated"  broker dealers (as that term is defined in the Investment  Company Act)  (hereinafter
"broker-dealers"),  as may, in its best judgment,  implement the policy of the
Fund to obtain,  at  reasonable  expense,  the "best  execution"  (prompt  and reliable  execution at the most favorable  security  price  obtainable) of the
Fund's  portfolio  transactions  as well as to  obtain,  consistent  with  the provisions of  subparagraph  "(c)" of this  paragraph "7," the benefit of such investment  information or research as may be of significant assistance to the performance  by  OFI  (and  any  Sub-Advisor)  of  its  investment  management functions.

      (b) OFI (and any Sub-Advisor) shall select  broker-dealers to effect the
Fund's  portfolio  transactions  on the basis of its estimate of their ability to obtain best  execution of particular  and related  portfolio  transactions.
The  abilities  of a  broker-dealer  to obtain best  execution  of  particular portfolio  transaction(s)  will be judged by OFI (or any  Sub-Advisor)  on the basis  of all  relevant  factors  and  considerations  including,  insofar  as
feasible,   the  execution   capabilities   required  by  the  transaction  or
transactions;  the ability and willingness of the  broker-dealer to facilitate the  Fund's  portfolio  transactions  by  participating  therein  for  its own account;  the importance to the Fund of speed,  efficiency or confidentiality;
the  broker-dealer's  apparent  familiarity  with  sources  from  or  to  whom particular  securities  might  be  purchased  or  sold;  as well as any  other matters  relevant to the  selection  of a  broker-dealer  for  particular  and related transactions of the Fund.

      (c) OFI (and any Sub-Advisor)  shall have  discretion,  in the interests of the Fund, to allocate  brokerage on the Fund's  portfolio  transactions  to broker-dealers other than affiliated broker-dealers,  qualified to obtain best execution of such  transactions who provide brokerage and/or research services
(as such services are defined in Section  28(e)(3) of the Securities  Exchange
Act of  1934)  for the  Fund  and/or  other  accounts  for  which  OFI and its affiliates (and any  Sub-Advisor)  exercise  "investment  discretion" (as that term is defined in Section  3(a)(35) of the  Securities  Exchange Act of 1934)
and to cause the Fund to pay such  broker-dealers a commission for effecting a portfolio  transaction  for  the  Fund  that is in  excess  of the  amount  of
commission  another   broker-dealer   adequately   qualified  to  effect  such
transaction would have charged for effecting that transaction,  if OFI (or any
Sub-Advisor) determines,  in good faith, that such commission is reasonable in relation to the value of the brokerage  and/or research  services  provided by such broker-dealer,  viewed in terms of either that particular  transaction or the overall  responsibilities  of OFI and its investment  advisory  affiliates
(and any  Sub-Advisor)  with respect to the accounts as to which they exercise
investment   discretion.   In  reaching  such   determination,   OFI  (or  any
Sub-Advisor)  will not be  required  to place or  attempt  to place a specific dollar  value on the  brokerage  and/or  research  services  provided or being provided by such  broker-dealer.  In  demonstrating  that such  determinations were made in good faith, OFI (and any  Sub-Advisor)  shall be prepared to show that all  commissions  were  allocated for the purposes  contemplated  by this
Agreement   and  that  the  total   commissions   paid  by  the  Fund  over  a
representative  period  selected by the Fund's  trustees  were  reasonable  in relation to the benefits to the Fund.

      (d) OFI (or any  Sub-Advisor)  shall have no duty or  obligation to seek advance competitive bidding for the most favorable  commission rate applicable to any particular  portfolio  transactions or to select any  broker-dealer  on the basis of its purported or "posted"  commission  rate but will, to the best of its  ability,  endeavor to be aware of the current  level of the charges of eligible  broker-dealers  and to minimize the expense incurred by the Fund for effecting  its  portfolio  transactions  to the  extent  consistent  with  the interests and policies of the Fund as  established  by the  determinations  of its Board of Trustees and the provisions of this paragraph "7."

      (e) The Trust  recognizes that an affiliated  broker-dealer  (i) may act as one of the  Fund's  regular  brokers  so long as it is lawful  for it so to act;  (ii)  may be a major  recipient  of  brokerage  commissions  paid by the
Trust;  and (iii) may effect  portfolio  transactions for the Fund only if the commissions,  fees or other remuneration  received or to be received by it are determined in accordance with procedures  contemplated by any rule, regulation or  order  adopted  under  the  Investment  Company  Act for  determining  the permissible level of such commissions.

8.    Duration.

      This  Agreement  will  take  effect on the date  first set forth  above.
Unless  earlier  terminated  pursuant to  paragraph 9 hereof,  this  Agreement shall remain in effect from year to year,  so long as such  continuance  shall be approved at least annually by the Trust's Board of Trustees,  including the vote of the  majority of the trustees of the Trust who are not parties to this
Agreement or "interested  persons" (as defined in the Investment  Company Act)
of any such  party,  cast in person at a meeting  called  for the  purpose  of voting on such approval,  or by the holders of a "majority" (as defined in the
Investment  Company Act) of the outstanding  voting securities of the Fund and by such a vote of the Trust's Board of Trustees.

9.    Termination.

      This Agreement may be terminated (i) by OFI at any time without  penalty upon giving the Fund sixty days'  written  notice  (which notice may be waived by the  Fund);  or (ii) by the Fund at any time  without  penalty  upon  sixty days' written  notice to OFI (which notice may be waived by OFI) provided that such  termination  by the Fund shall be  directed or approved by the vote of a majority  of all of the  Trustees of the Fund then in office or by the vote of the holders of a "majority" (as defined in the Investment  Company Act) of the outstanding voting securities of the Fund.

10.   Assignment or Amendment.

      This  Agreement  may not be  amended  without  the  affirmative  vote or written  consent of the  holders of a  "majority"  of the  outstanding  voting securities of the Fund, and shall  automatically and immediately  terminate in the event of its "assignment," as defined in the Investment Company Act.

11.   Disclaimer of Shareholder Liability.

      OFI  understands  that the obligations of the Trust under this Agreement are  not  binding  upon  any  Trustee  or  shareholder  of the  Trust  or Fund personally,  but bind only the  Trust,  but only with  respect  to the  Fund's property.  OFI  represents  that  it  has  notice  of  the  provisions  of the
Declaration  of  Trust  of  the  Trust  disclaiming   trustee  or  shareholder
liability for acts or obligations of the Trust.

12.   Definitions.

      The terms and  provisions of this  Agreement  shall be  interpreted  and defined in a manner  consistent  with the  provisions  and  definitions of the
Investment Company Act.

                                  Oppenheimer International Large-Cap Core
                                  Trust,

                                  By: /s/ Robert G. Zack
                                      ___________________________
                                       Robert G. Zack, Secretary

                                  OppenheimerFunds, Inc.

                                  By: /s/ John V. Murphy
                                      ______________________________
                                       John V. Murphy
                                       Chairman, President and Chief
                                       Executive Officer

                                  Schedule A
                                      to
                        Investment Advisory Agreement
                                   between
                Oppenheimer International Large-Cap Core Trust
                                     and
                            OppenheimerFunds, Inc.

--------------------------------- -------------------------------------------

         Name of Series           Annual Fee as a Percentage of Daily Total
                                                  Net Assets
================================= ===========================================
================================= ===========================================

Oppenheimer International         0.85%  of  the  first   $500   million  of
Large-Cap Core Fund               aggregate net assets;
                                  0.75% of the next $500 million; and
                                  0.70%  of  aggregate  net  assets  over $1
                                  billion.

--------------------------------- -------------------------------------------